Exhibit 99.1
SEVERANCE AGREEMENT
AND RELEASE
     This Severance Agreement and Release (this “Agreement”) by and between Stoneridge, Inc., an Ohio corporation, and its subsidiaries and affiliates and its past and present directors, shareholders, employees, agents, officers, attorneys and assigns (the “Company”) and Edward F. Mosel (“Executive”) has been executed on the dates set forth on the signature page and shall be effective and no longer subject to revocation on the seventh day following the date that Executive executes this Agreement (the “Effective Date”).
Recitals
     A. Executive is a Vice President of the Company and President of the Company’s Control Devices Group. He is also an officer, director or both of one or more of the Company’s subsidiaries;
     B. The Company and Executive now desire to enter into an agreement amicably dissolving all employment relations between them and resolving all matters and relations between them;
     C. In connection therewith, (i) the Company and Executive have agreed, among other things, that effective at the close of business on June 29, 2007 (the “Resignation Date”), Executive will voluntarily resign as an employee and as a Vice President of the Company and as President of the Company’s Control Devices Group, and as an officer, director or both of all Company subsidiaries on which he serves, (ii) Executive has agreed to waive, release and settle any claims related to or arising out of his employment and affiliation with the Company in exchange for severance benefits to which Executive would not otherwise have been entitled, and (iii) the Company has agreed to provide the severance benefits specified herein, to which Executive would not otherwise have been entitled, in exchange for this Agreement; and
     D. The Compensation Committee of the Board of Directors of the Company has approved this Agreement.
     NOW, THEREFORE, in consideration of the terms, conditions, premises and the mutual covenants set forth herein, the sufficiency of which is hereby acknowledged, the parties to this Agreement hereby agree as follows:
     1. Resignations. Simultaneously with the execution and delivery of this Agreement, Executive will resign, effective as of the close of business on the Resignation Date, as an employee, and from all positions with the Company, including but not limited to Vice President of the Company and President of the Company’s Control Devices Group, by executing and delivering to the Company a letter of resignation substantially in the form of Appendix A hereto. In addition, simultaneously with the execution and delivery of this Agreement, Executive will resign, effective as of the close of business on the Resignation Date, as a director, officer, employee, member or manager (as applicable) of each subsidiary of the Company of which Executive serves in any such capacity, by executing and delivering to the Company a letter of resignation substantially in the form of Appendix B hereto.
     Executive and the Company agree and acknowledge that this Agreement sets forth the parties’ mutual understanding with respect to Executive’s resignations described above. The parties agree that (i) for all purposes the resignations described herein by the Executive are voluntary and (ii) Executive shall remain an employee of the Company until the close of business on the Resignation Date and that the Company shall pay Executive pursuant to the Company’s customary payroll practices his base salary and accrued but unused vacation time earned up to and through the Resignation Date. Except as otherwise provided under Section 2 below, all employee benefits provided to Executive through the Company will cease at the close of business on the Resignation Date. The Company and Executive also acknowledge and agree that the Change in Control Agreement, by and between Executive and the Company, dated January 6, 2006, shall terminate and shall be null and void and any contingent right thereunder forfeited and relinquished, as of the Effective Date.
     2. Severance Benefits. The Company agrees to pay Executive the amounts and provide the benefits specified in this Section in exchange for Executive executing this Agreement. Executive acknowledges that the payments and benefits provided in this Section are extra and in addition to all earned wages, accrued vacation time, unreimbursed expenses to be reimbursed pursuant to the Company policy, and other payments or benefits ordinarily due Executive as a separating employee of the Company.
     a. The Company shall provide severance payments to Executive in the aggregate amount of $330,000, less standard required deductions and withholdings. The severance payments shall be made in twelve (12) bi-monthly payments on the last business day of every other month and shall commence on January 31, 2008, or, if later, six (6) months after the Resignation Date. As a result, the bi-monthly severance payment to Executive shall be $27,500, less standard required deductions and withholdings.
     b. The Company, by action of the Compensation Committee of its Board of Directors, shall cause 10,881 shares of Executive’s Time-Based Restricted Common Shares to vest and no longer be subject to forfeiture on the Resignation Date, and shall instruct National City Bank (who holds the Company’s Restricted Shares as custodian) to deliver to Executive 10,881 Common Shares promptly after the Resignation Date.
     c. Executive and his qualified beneficiaries shall be entitled to continue health insurance benefits after the Resignation Date, under which Executive is currently covered, as such health insurance program may be modified by the Company from time to time, under and through the terms of the applicable COBRA law and regulations. If Executive elects COBRA coverage, then during the first eighteen (18) months of the applicable COBRA period following the Resignation Date, the Company shall reimburse Executive or his qualified beneficiaries, if applicable, for the monthly premiums for health insurance benefit continuation pursuant to COBRA, which reimbursement shall cease in the event Executive is employed by a successor employer through which comparable health insurance benefit coverage is available.
     3. Covenants.
     a. During his employment with the Company Executive had access to the Company’s “confidential information” and “trade secrets.” For purposes of this Agreement, “confidential information” shall mean information which is not publicly available including, without limitation, information concerning customers, material sources, suppliers, marketing plans, financial projections, financial results and operation methods, and “trade secrets” shall mean the Company’s processes, methodologies and techniques known only to those employees of the Company who need to know such secrets in order to perform their duties on behalf of the Company. Executive, recognizing the Company’s significant investment of time, efforts and money in developing and preserving its confidential information and trade secrets, shall not, for a five (5) year period after the Resignation Date, (i) use for his direct or indirect personal benefit any of the Company’s confidential information or trade secrets or (ii) disclose to any person or entity any of the Company’s confidential information or trade secrets.
     b. For a period of two (2) years after the Resignation Date, Executive shall not (i) directly solicit any employee of the Company or any of its subsidiaries to leave the employment thereof or in any way interfere with the relationship of such employee with the Company or its subsidiaries; and/or (ii) induce or attempt to induce any customer, supplier, licensee or other individual, corporation or other business organization having a business relationship with the Company or its subsidiaries to cease doing business with the Company or its subsidiaries, or in any way interfere with the relationship between any such customer, supplier, licensee or other person and the Company or its subsidiaries.
     c. For a period of two (2) years after the Resignation Date, Executive shall not compete with the Company, directly or indirectly, whether as an owner, partner, employee, officer, director, agent, or otherwise, in any location where the Company or any of its subsidiaries is engaged in business, engage in, or be employed by, or act as a consultant to, or be a director, officer, employee, owner or partner of or acquire an interest in any person, firm, corporation or other entity engaged in the United States in a business which is in competition with the business conducted by the Company or its subsidiaries on the Resignation Date (except investments of 1% or less of the capital stock of any corporation subject to the reporting requirements of the Securities Exchange Act of 1934, as amended). The Company’s business shall be deemed include the manufacture and sale of electronic and electrical products for vehicles, the type and nature of which are described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006.
     d. Except as required by law or as requested by any governmental or self-regulatory authority, Executive agrees that he will not make any statements, orally, in writing or otherwise, or in any way disseminate any information, concerning the

Company, its affiliates, employees, shareholders, members, officers, directors, managers, or agents (past or present), or concerning the business, business operations or business practices of the Company which, in form or substance, disparages, or otherwise casts an unfavorable light upon, the Company, its affiliates, employees, shareholders, members, officers, directors, managers, or agents, or their reputation or standing in the business community or the community as a whole. In the event that Executive is required by law or requested by any governmental or self-regulatory authority to make statements or disseminate any information concerning the Company and its related persons as described above, Executive, to the extent possible shall notify the Company that he is required by law (or has been requested by a governmental or self-regulatory authority) to make such disclosure at least two full business days prior to making such disclosures. The Company agrees, on behalf of itself, its directors, its officers and its employees, that it will use its best efforts to avoid any statement concerning Executive or his business practices which in form or substance disparages or otherwise casts an unfavorable light upon Executive or his reputation or standing in the business community or the community as a whole; provided, however, nothing in this Subsection 3.d. shall in any manner limit or restrict the Company’s or its officers’, directors’ or employees’ communications or disclosure (whether orally or in writing) that are required by law or are requested by any governmental or self-regulatory authority.
     e. Executive agrees for a period of one (1) year following the Resignation Date to cooperate with the Company’s officials at reasonable times with regard to any matters or issues of which he has historical knowledge or with which he was previously involved while employed at the Company; provided, however, such cooperation shall not materially interfere with Executive’s retirement or employment. In the event the Company requires Executive’s cooperation and that cooperation requires travel to the Company’s headquarters in Warren, OH, or the Company’s division headquarters in Canton, MA, the Company shall reimburse Executive solely for reasonable out-of-pocket and travel expenses (including lodging and meals) upon submission of adequate receipts.
     f. Executive understands and acknowledges that his failure to comply with his covenants in this Agreement will be deemed a material breach of this Agreement. In the event of a breach during the period that severance payments are continuing, Executive shall repay to the Company all money paid by the Company pursuant to this Agreement. Notwithstanding, however, the Agreement shall otherwise remain binding and effective and the Company may pursue any and all additional remedies that it may have as a result of any such breach of the Agreement.
     4. Release. In exchange for the payments set forth herein, Executive, for himself and his heirs, personal representatives, successors and assigns, forever releases, remises and discharges the Company and each of its past, present, and future officers, directors, shareholders, members, employees, trustees, agents, representatives, affiliates, successors and assigns (collectively the “Employer Released Parties”) from any and all claims, claims for relief, demands, actions and causes of action of any kind or description whatsoever, known or unknown, whether arising out of contract, tort, statute, treaty or otherwise, in law or in equity, which Executive now has, has had, or may hereafter have against any of the Employer Released Parties from the beginning of his employment with the Company to the date of execution of this Agreement, arising from, connected with, or in any way growing out of, directly or indirectly, Executive’s employment by the Company, Executive’s service as the Vice President of the Company, as Chief Operating Officer, and as President of the Company’s Control Devices Group and any other service provided by Executive to the Company, or any transaction prior to the Resignation Date and all effects, consequences, losses and damages relating thereto, including, but not limited to, all claims arising under the Civil Rights Acts of 1866 and 1964, the Fair Labor Standards Act of 1938, the Equal Pay Act of 1963, the Age Discrimination in Employment Act of 1967, the Rehabilitation Act of 1973, the Older Workers Benefit Protection Act of 1990, the Americans With Disabilities Act of 1990, the Civil Rights Act of 1991, the Family and Medical Leave Act of 1993, the Consolidated Omnibus Budget Reconciliation Act (“COBRA”), Title 4112 of the Ohio Revised Code, and all other federal or state laws governing employers and employees; provided, however, that nothing in this Section 4 will bar, impair or affect the obligations, covenants and agreements of the Company set forth in this Agreement. The Company represents and warrants to Executive that to the Company’s knowledge, the Company has not engaged in any violation of law that could give rise to Executive’s having a claim against the Company.
     5. Covenant Not to Sue. Except where such agreement is contrary to law or public policy, Executive agrees that he will not now or hereafter commence or initiate any claim or charge of employer discrimination with any governmental agency or sue the Company concerning any claims relating to his employment or resignation of employment with the Company, except as the same may affect Executive’s rights with respect to the enforcement of this Agreement. This Agreement may be pleaded as a full and complete defense to, and may be used as a basis for injunction against, any action or proceeding Executive may institute, prosecute, or maintain in breach of this Agreement.
     6. Indemnification.
     a. If Executive is made a party to or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil or criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he was an employee or officer of the Company and an employee, officer or director of any of the Company’s subsidiaries, whether the basis of such Proceeding is an alleged action in an official capacity as such, or in any other capacity, Executive shall be indemnified and held harmless by the Company to the fullest extent permitted or authorized by the Company’s Articles of Incorporation, Code of Regulations and by law at the relevant date on which Executive is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding but in no event to a lesser extent than any then current or any former directors or officers of the Company. Reasonable expenses incurred by Executive in such Proceeding shall be paid by the Company in advance of the final disposition of any such Proceeding, as they are incurred, upon receipt by the Company of a written undertaking by or on behalf of Executive to repay all amounts so advanced if it should be determined ultimately that Executive is not entitled to be indemnified under this Agreement or otherwise. This Section shall survive the termination of this Agreement. To the best knowledge of Executive, there are no claims threatened or which are likely to be threatened or prosecuted against the Company or Executive for acts or omissions of Executive during the period of time Executive was an officer or director of the Company.
     b. The Company currently carries Officers and Directors liability insurance and Executive will continue to be fully covered by such insurance, subject to its terms, for any of his acts or omissions through the Resignation Date as an officer, employee or agent of the Company or as a director, trustee, officer, employee, member, manager or agent of another corporation, limited liability company, partnership, joint venture or other enterprise, domestic or foreign, which he served as at the request of the Company.
     7. Acknowledgment.
     By entering into this Agreement, and in connection with Executive’s release of claims and covenant not to sue set forth in Sections 4 and 5, Executive acknowledges that:
     a. Executive is knowingly and voluntarily entering into this Agreement;
     b. No promise or inducement has been offered to Executive except as set forth herein;
     c. This Agreement is being executed by Executive without reliance upon any statements by the Company or any of its representatives concerning the nature or extent of any claims or damages or legal liability therefor;
     d. This Agreement has been written in understandable language, and all provisions hereof are understood by Executive;
     e. Executive has been advised in writing to consult with an attorney prior to executing this Agreement;
     f. Executive has had a period of at least twenty-one (21) days within which to consider this Agreement before accepting the same and, by signing this Agreement earlier than twenty-one (21) days following receipt of it, Executive acknowledges that he has knowingly and voluntarily waived the twenty-one (21) day period and has accelerated the date when he may commence receipt of the severance payments identified hereunder following expiration of the revocation period referenced in Section 7.g.; and
     g. Executive has the right to revoke this Agreement for a period of seven (7) days following his execution hereof, and this Agreement will not become effective or enforceable until such seven (7) day period has expired.

     Should Executive desire to revoke this Agreement, Executive must notify the Company in writing at the address listed in Section 9, Attention: President, prior to the close of business on the seventh (7th) day following the date when he signs this Agreement. If Executive declines to accept the terms of this Agreement or, having accepted them, effectively revokes his acceptance thereof, this Agreement will have no force or effect and neither its terms nor any of the discussions of the parties relative to its negotiation will be admissible in evidence in any proceeding brought by or on behalf of Executive against the Company or any other person.
     8. Return of Property. Executive agrees that he will, on or before the Resignation Date, return to the Company (i) all property of the Company in his possession or under his control, including, but not limited to, any Company credit cards, keys, computers, office furniture, automobiles, equipment, and supplies, and (ii) all originals and copies of writings and records (including records stored in electronic form) relating to the Company’s business, confidential information or trade secrets that are in Executive’s possession or under his control at such time. Executive represents and warrants that immediately after the Resignation Date he will not have any property of the Company in his possession (including but not limited to at his residence or on his personal computer) or under his control.
     9. Notice. Any notice required or permitted to be given to a party pursuant to the provisions of this Agreement must be in writing and will be deemed to have been given on the date of receipt if delivered by messenger to, or if mailed to such party by registered or certified mail, postage prepaid, at, the address for such party set forth below (or to such other address or party as such party shall designate in writing to the other party from time to time).
If to the Company:
Stoneridge, Inc.
9400 East Market Street
Warren, Ohio 44484
Attention: Chief Executive Officer
With a copy to:
Robert M. Loesch
Baker & Hostetler LLP
1900 East Ninth Street
3200 National City Center
Cleveland, Ohio 44114

If to Executive:
83 Barstow Avenue
P.O. Box 689
Norwell, MA 02061
     10. Modification, Waiver and Disclosure.
     a. No waiver or modification of this Agreement or of any covenant, condition, or limitation herein contained will be valid or effective unless in writing and duly executed by the party to be charged therewith and no evidence of any waiver or modification will be offered or received in evidence in any proceeding or litigation between the parties arising out of or affecting this Agreement, or the rights or obligations of the parties hereunder, unless such waiver or modification is in writing, duly executed as aforesaid. No waiver of any of the provisions of this Agreement will be deemed, or will constitute, a waiver of any other provision, whether or not similar, nor will any waiver constitute a continuing waiver. No waiver of any breach of condition of this Agreement will be deemed to be a waiver of any other subsequent breach of condition, whether of a like or different nature.
     b. Notwithstanding any other provision in this Agreement, but consistent with Subsection 3.d., above, the parties agree that the Company may make such disclosure regarding Executive’s resignation as an employee of the Company and as Vice President of the Company as in the judgment of the Company, upon the advice of counsel, is required by law, regulation or the listing rules of the NYSE. Executive acknowledges and agrees that this Agreement may be filed by the Company as an exhibit with the Securities and Exchange Commission. Except as may be required by law or as may be requested by a governmental or self-regulatory authority, Executive hereby covenants and agrees not to make any statements to any third party, including, without limitation, any representative of any news organization, regarding the Company or the Company’s directors, officers, employees or agents or to otherwise publish, whether in print or through means of any electronic communication, any remarks about the Company or the Company’s directors, officers, employees or agents, unless such statements or remarks are agreed to in writing in advance by the President of the Company.
     11. Consent to Jurisdiction, Venue and Service of Process. Each of the Company and Executive, after having had the opportunity to consult with legal counsel, knowingly, voluntarily, intentionally, and irrevocably: (i) consents to the jurisdiction of the Court of Common Pleas, County of Trumbull, State of Ohio and the United States District Court for the Northern District of Ohio, Eastern Division with respect to any action, suit, proceeding, investigation, or claim (“Litigation”); (ii) waives any objections to the jurisdiction and venue of any Litigation in either such court; (iii) agrees not to commence any Litigation except in either of such courts and agrees not to contest the removal of any Litigation commenced in any other court to either of such courts; (iv) agrees not to seek to remove, by consolidation or otherwise, any Litigation commenced in either of such courts to any other court; and (v)

waives personal service of process in connection with any Litigation and consents to service of process by registered or certified mail, postage prepaid, addressed as set forth herein.
     12. Severability. If a judicial determination is made that any of the provisions of this Agreement constitutes an unreasonable or otherwise unenforceable restriction against any party, such determination shall not affect the validity of the remaining provisions. In the event that a provision shall be declared to be invalid, then the parties agree that they will, in good faith, negotiate with one another to replace such invalid provision with a valid provision as similar as possible to that which was held to be invalid; provided, however if any provision of this Agreement or the application thereof to any person or circumstance shall to any extent be held in any proceeding to be invalid or unenforceable, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those to which it was held to be invalid or unenforceable, shall not be affected thereby, and shall be valid and be enforceable to the fullest extent permitted by law.
     13. Injunctive Relief. Executive recognizes that the provisions of this Agreement, especially his nondisclosure and nonsolicitation covenants, are vitally important to the continuing welfare of the Company and its subsidiaries and that money damages would constitute a totally inadequate remedy for any violation hereof. Accordingly, in the event of any such violation by Executive, the Company and its subsidiaries, in addition to any other remedies they may have, shall have the right to institute and maintain a proceeding to compel specific performance thereof or to issue an injunction restraining any action of Executive in violation of such Sections. This Section shall survive the expiration or termination of this Agreement for any reason.
     14. Advice of Counsel. Executive acknowledges that he has been given the opportunity to be represented by competent counsel in connection with the negotiation, preparation, and signing of this Agreement, that he understands and agrees to every term contained herein, and that this Agreement was negotiated at arm’s length.
     15. Other Agreements. All confidentiality, non-disclosure and other obligations that Executive already has to the Company shall survive and remain in full force and effect. As of the Resignation Date, the Company shall not have any further obligation to Executive with respect to any compensation, payments, or benefits or other rights under any agreements, including but not limited to the Change In Control Agreement referred to in Section 1 above, except as provided or contemplated by this Agreement. Executive affirms that he has no charges, claims or lawsuits pending against the Company, their officers, agents, representatives, employees, affiliates, divisions, subsidiaries, or their successors or assigns, trustees, heirs, administrators, executors, representatives or principals thereof. Executive agrees he shall not hold himself out as an employee of the Company and agrees that he shall have no authority, express, implied or otherwise to act in any agency capacity or otherwise bind the Company.
     16. Further Assurances. The parties agree to take such action and execute and deliver, promptly upon request, such additional documents as may be reasonably necessary or appropriate to implement the terms of this Agreement and effectuate its intent.

     17. Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Ohio.
     18. Entire Agreement. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations, and understandings, whether oral or in writing, of the parties.
     19. Successors and Assigns. Executive may not assign any rights or obligations under this Agreement without the prior written consent of the Company. This Agreement will be binding upon and inure to the benefit of Executive and his heirs, estate, personal representatives, and permitted successors and assigns. The Company may assign any rights or obligations under this Agreement without the prior written consent of Executive. This Agreement will be binding upon and inure to the benefit of the Company and its successors and assigns.
     20. Third Party Beneficiaries. Each of the Employer Released Parties that is not a party to this Agreement will be a third party beneficiary of this Agreement. This Agreement will be enforceable by each such Employer Released Party to the same extent as if the Employer Released Parties were a party hereto.
     21. Attorneys’ Fees. In the event that it shall be necessary or desirable for Executive or the Company to retain legal counsel or incur other costs and expenses in connection with the enforcement of any or all of their respective rights under this Agreement, the prevailing party shall be entitled to recover from the other party, attorneys’ fees and costs and expenses incurred in connection with the enforcement of his or its rights hereunder.
     22. Construction. The Company and Executive have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring either party by virtue of the authorship of any of the provisions of this Agreement.
     23. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to constitute an original but all of which together will constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the dates set forth below.
READ CAREFULLY — THIS DOCUMENT CONTAINS A RELEASE.

STONERIDGE, INC.
Dated: May 22, 2007	By:	/s/ John C. Corey
John C. Corey
President and Chief Executive Officer

Dated: May 22, 2007	By:	/s/ Edward F. Mosel
Edward F. Mosel

Appendix A
Form of Resignation — Employee and Vice President
     I, Edward F. Mosel, hereby resign, effective at the close of business on June 29, 2007, as an employee and Vice President of Stoneridge, Inc.
Dated: May 22, 2007

/s/ Edward F. Mosel
Edward F. Mosel

Appendix B
Form of Resignation (Subsidiaries)
     I, Edward F. Mosel, hereby resign, effective at the close of business on June 29, 2007, as an employee, officer, member, manager and director, as applicable, of each subsidiary of Stoneridge, Inc..
Dated: May 22, 2007

/s/ Edward F. Mosel
Edward F. Mosel